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                            PARTICIPATION AGREEMENT

Hartford Life Insurance Company- (the "Company"), OppenheimerFunds Distributor, Inc. (the "Distributor") and OppenheimerFunds Services ("OFS"), a division of OppenheimerFunds, Inc., hereby agree to an arrangement whereby Class A shares of certain registered investment companies listed in Schedule B (individually a "Fund" and collectively, the "Funds") shall be made available to serve as underlying investment media for Variable Annuity Contracts ("Contracts") to be issued by the Company.

1.  Establishment of Accounts; Availability of Fund Shares.

(a) The Company represents that it has established Separate Accounts as may be set forth in Schedule A and may establish such other accounts (the "Accounts"), each of which is a separate account under Connecticut Insurance law, and has registered or will register each of the Accounts (except for such Accounts for which no such registration is required) as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"), to serve as an investment vehicle for the Contracts. Each Contract provides for the allocation of net amounts received by the Company to an Account for investment in the shares of one of more specified open-end management investment companies available through that Account as underlying investment media. Selection of a particular investment management company and changes therein from time to time are made by the participant or Contract owner, as applicable under a particular Contract.

Distributor shall make Class A shares of the Funds available for purchase by each Account through the broker/dealer of record, if any, or the Company at net asset value without sales charge (and without the payment of a sales commission) on Business Days in accordance with the terms of each Fund's then current prospectus and statement of additional information. It is acknowledged and agreed that the purchase and sales of the shares of any Fund shall be subject to such Fund's then current prospectus and statement of additional information, federal and state securities laws and applicable rules and regulations of the National Association of Securities Dealers, Inc

2.(a) Services Provided by the Company. The Company shall maintain the account records for each Contract owner, including a daily record of the number of shares of a Fund owned by the Contract owner, the value of each Contract owner's account, the dividends accrued or paid and capital gains distributions and return of capital or other distributions on such accounts, and a record of all exchanges, purchases, and redemptions for each Contract owner account. Distributor, OFS, and the Funds shall not have any responsibility with respect to the provision of administrative services, or recordkeeping services for Contract owners, including tax reporting or tax withholding. The Company shall maintain one omnibus

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account per Account in each Fund registered in the name of the Account.
Distributor, OFS, and the Funds shall not maintain separate accounts for Contract owners.

(b) Reporting. The Company shall maintain and preserve all records as required by applicable law, rules and regulations and/or this Agreement to be maintained and preserved in connection with providing the services described herein, and will otherwise comply with all laws, rules and regulations applicable thereto. At OFS' request, the Company shall provide OFS with any and all information about the Accounts and number of participants, as may be reasonably necessary to permit OFS or the Funds to comply with any request of the board of directors or trustees of the Funds or of a governmental body, or self-regulatory organization. The parties acknowledge that the Company shall have no duty to provide any information about the participants to the board of directors or trustees other than the number of participants invested in the Funds. The Company shall have its recordkeeping system audited annually by an independent accounting firm qualified to conduct such audits and shall provide OFS with a copy of the auditor's SAS 70 report within 30 days of its issuance. The Company shall provide OFS or its designated agent reasonable access to its records relating to the Accounts invested in the Funds to permit OFS to audit or review
(i) the Company's compliance with the terms of this Agreement, (ii) the accuracy of the Company's recordkeeping system, and (iii) the accuracy of the invoices submitted to OFS and Distributor for payment.

3.  Pricing Information; Orders; Settlement.

(a) The Distributor will make Class A shares of the Funds available to be purchased by the Company, on behalf of each Account, and OFS will accept redemption orders from the Company, on behalf of each Account, at the net asset value applicable to each order on those days on which the Fund calculates its net asset value (a "Business Day"). Fund shares shall be purchased and redeemed in such quantity as determined by the Company to be necessary to meet the requirements of those Contracts for which the Fund(s) serve as underlying investment media, provided, however, that the Board of Trustees/Directors of a Fund (hereinafter the "Trustees") may without notice to the Company, refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in the best interests of the shareholders of any Fund and is acting in compliance with their fiduciary obligations under federal and/or any applicable state laws.

(b) OFS will provide to the Company closing net asset value, dividend and capital gain information at the close of trading each day that the New York Stock Exchange (the "Exchange") is open (each such day a "Business Day"), and use its best efforts to provide or cause to be provided by 6:30 p.m. Eastern Standard time on each Business Day, but in no event shall communicate such information later than 7:00 p.m. Eastern


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Standard time on such Business Day unless the delay is due to extraordinary circumstances. The Company will send via facsimile or electronic transmission to OFS or its specified agent orders to purchase and/or redeem Fund shares by 9:00 a.m. Eastern Standard Time the following business day via the National Securities Clearing Corporation (NSCC). OFS will receive all orders to purchase Fund shares using the NSCC's Defined Contribution Clearance & Settlement (DCC&S) platform. OFS will also provide the Company with account positions and activity data by 9:00 a.m. Eastern Standard Time on the next following Business Day. OFS will receive all orders to purchase Fund shares using the NSCC's Defined Contribution Clearance & Settlement (DCC&S) platform. OFS will also provide the Company with account positions and activity data using the NSCC's Networking platform. The Company shall pay for Fund shares by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase Fund shares in accordance with this section using the NSCC's Continuous Net Settlement (CNS) System. Payment for net purchases will be wired by the Company to an account designated by the Distributor to coincide with the order for shares of the Fund using the NSCC's Continuous Net Settlement (CNS) System. Payment shall be in federal funds transmitted by wire from the Fund's designated Settling Bank to the NSCC. Networking shall mean the NSCC's product that allows Fund's and Companies to exchange account level information electronically. Settling Bank shall mean the entity appointed by the Fund to perform such settlement services on behalf of the Fund and agrees to abide by the NSCC's Rules and Procedures insofar as they relate to the same day funds settlement.

(c) The Distributor hereby appoints the Company as its agent for the sole purpose of accepting purchase and redemption orders for Fund shares relating to the Contracts from Contract owners. Except as provided in the foregoing sentence, the Company shall not be, nor hold itself out to the public or engage in any activity as, an agent or distributor for the Funds, or agent for OFS or Distributor or any of their affiliates. Orders from Contract owners received from any distributor of the Contracts (including affiliates of the Company) by the Company, acting as agent for the Distributor, prior to the close of the Exchange (as indicated by date and time stamping) on any given business day will be executed by OFS, as transfer agent for the Funds, at the net asset value determined as of the close of the Exchange on such Business Day, provided that OFS receives written (or facsimile) notice of such order by 9:00 a.m. Eastern Standard Time on the next following Business Day. Any orders received by the Company acting as agent on such day but after the close of the Exchange will be executed by OFS at the net asset value determined as of the close of the Exchange on the next business day following the day of receipt of such order, provided that OFS receives written (or facsimile) notice of such order by 9:00 a.m. Eastern Standard Time on the next Business Day following the day of receipt of such order.

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If the Company is somehow prohibited from submitting purchase and settlement instructions to OFS for Fund shares via the NSCC's DCC&S platform the following shall apply to this Section;

The Distributor agrees to sell the Company those shares of the Funds which the Company orders on behalf of any Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of such order. For purposes of this Section, the Company shall be the designee of the Fund for the receipt of such orders from the Account and receipt by such designee shall constitute receipt by the Fund or OFS; provided that the Fund or OFS receives notice of such order by 10:00 a.m. Eastern Standard Time on the next following Business Day. The Company shall pay for Fund shares by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase Fund shares in accordance with this section. Payment shall be in federal funds transmitted by wire to the Fund's designated custodian.

(d) Payments for net redemptions of shares of the Fund will be wired by OFS to an account designated by the Company on the same Business Day the Company places an order to redeem Fund shares. Payments for net purchases of the Fund shares will be wired by the Company to an account designated by OFS on the same Business Day the Company places an order to purchase Fund shares. Payments shall be in federal funds transmitted by wire. The Fund and OFS agree to redeem for cash, or in unusual circumstances (such as lack of liquidity in the Fund's portfolio to meet redemption requirements) shares may be redeemed in kind, upon the Company's request, any full or fractional shares of the Fund held by the Company on behalf of a Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the request for redemption. For purposes of this Section, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided the Fund or OFS receives notice of such request for redemption via the National Securities Clearing Corporation (NSCC) by 9:00 a.m. Eastern Standard Time on the next following Business Day. The Fund will receive all orders to redeem Fund shares using the NSCC's Defined Contribution Clearance & Settlement (DCC&S) platform. The Fund or OFS will also provide the Company with account positions and activity data using the NSCC's Networking platform. Payment for Fund shares redeemed shall be made in accordance with this section using the NSCC's Continuous Net Settlement (CNS) System. Payment shall be in federal funds transmitted by the NSCC to the Account's Settling Bank as designated by the Company, on the same Business Day the Fund or OFS receives notice of the redemption order from the Company provided that the Fund or OFS receives notice by 9:00 a.m. Eastern Standard Time on such Business Day.


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If the Company is somehow prohibited from submitting redemption and settlement instructions to the Fund for Fund shares via the NSCC's DCC&S platform the following shall apply to this Section;

The Fund and OFS agree to redeem for cash, or in unusual circumstances (such as lack of liquidity in the Fund's portfolio to meet redemption requirements) shares may be redeemed in kind, upon the Company's request, any full or fractional shares of the Fund held by the Company on behalf of an Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the request for redemption. For purposes of this Section, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided the Fund or OFS receives notice of such request for redemption by 10:00 a.m. Eastern Standard Time on the next following Business Day. Payment shall be in federal funds transmitted by wire to the Account as designated by the Company, on the same Business Day the Fund or OFS receives notice of the redemption order from the Company provided that the Fund or OFS receives notice by 10:00 a.m. Eastern Standard Time on such Business Day.

OFS shall furnish same day notice to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Fund's shares in the form of additional shares of that Fund. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions no later than one Business Day after issuance. The Company reserves the right to revoke this election and to receive in cash all such dividends and distributions declared after receipt of notice of revocation by the Fund.

(e) Each party has the right to rely on information or confirmations provided by the other party (or by any affiliate of the other party), and shall not be liable in the event that an error is a result of any misinformation supplied by the other party

(f) The Distributor and OFS shall indemnify and hold the Company harmless, from the effective date of this Agreement, against any amount the Company is required to pay to Contract owners due to: (i) an incorrect calculation of a Fund's daily net asset value, dividend rate, or capital gains distribution rate or (ii) incorrect or late reporting of the daily net asset value, dividend rate, or capital gain distribution rate of a Fund, upon written notification by the Company, with supporting data, to Distributor; provided, however, that no such amounts shall be corrected if they are not deemed material pursuant to the then prevailing pricing error guidelines as set forth by the Securities and Exchange Commission and its staff. In addition, subject to the limits described in this subparagraph, OFS or the Distributor shall be liable to the Company for reasonable systems and out of pocket costs incurred by the Company in making a Contract owners's or a participant's account whole, if such costs or expenses are a result of OFS's or the Distributor's failure to provide timely or correct net asset

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values, dividend and capital gains or financial information and if such information is not corrected by 4:00 p.m. East Coast time of the next business day after releasing such incorrect information provided the incorrect NAV as well as the correct NAV for each day that the error occurred is provided. If a mistake is caused in supplying such information or confirmations, which results in a reconciliation with incorrect information, the amount required to make a Contract owner's account whole shall be borne by the party providing the incorrect information, regardless of when the error is corrected. Any gain by a Contract owner attributable to the incorrect calculation or reporting of the daily net asset value, dividend rate or capital gains distribution rate shall, to the extent permissible promptly be returned to the Fund(s) involved; provided, however, that no such amounts shall be returned if they are not deemed material pursuant to the then prevailing pricing error guidelines as set forth by the Securities and Exchange Commission and its staff.

The following limits shall apply to the collective liabilities of the Distributor and/or OFS, as appropriate, to the Company for systems and out of pocket costs incurred by the Company if such costs or expenses are a result of the Distributor or OFS's failure to provide the Company with such correct or timely information: (i) $1,000 per day per affected Fund for each day that incorrect information provided by the Distributor or OFS is not corrected, if such period does not include a month-end or a fiscal quarter-end, (ii) $1,500 per day per affected Fund for each day that such incorrect information provided by the Distributor or OFS is not corrected, if such period does include a month-end or a fiscal quarter-end, and (iii) up to $50,000 per occurrence in the aggregate under (i) or (ii) above. Any incorrect information that has as a common nexus any single error shall be deemed to be one occurrence for these purposes provided all corrections are provided at the same time.

(g) The Company shall assume responsibility for any loss to Distributor or to OFS caused by the cancellation or correction made to an order subsequent to the date on which such order has been received by the Company and originally relayed to Distributor, and the Company will immediately pay such loss to Distributor or OFS upon receipt of written notification with supporting data. Notification and transmission of any correction or cancellation by the Company to OFS by 11 a.m. Eastern Time shall not be deemed to have resulted in a loss.

(h) The Company agrees to purchase and redeem the shares of the Funds named in Schedule B offered by the then current prospectus and statement of additional information of the Fund in accordance with the provisions of such prospectus and statement of additional information.

(i) The Company acknowledges that the Funds or their designated agent will accept instructions only from the Company and that neither the Funds nor their designated agent will accept instructions directly from a Contract owner or participant.


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4.  Fees.

In consideration of services provided by the Company under this Agreement, the Company shall receive fees as set forth in Schedule C.

5.  Expenses.

(a) Except as otherwise provided in this Agreement, all expenses incident to the performance by the Distributor or OFS under this Agreement shall be paid by the Distributor, OFS or the Fund as the case may be, including the cost of registration of Fund shares with the Securities and Exchange Commission (the "SEC") and in states where required. The Company shall pay no fee or other compensation to the Distributor or OFS under this Agreement, and the Distributor or OFS shall pay no fee or other compensation to the Company, except as provided herein and in Schedule C attached hereto and made a part of this Agreement as may be amended from time to time with the mutual consent of the parties hereto. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party, unless otherwise specified in this Agreement.

(b) The Distributor shall provide to the Company, at the location designated by the Company, periodic fund reports to shareholders and other materials that are required by law to be sent to Contract owners or participants. In addition, the Distributor shall provide the Company, at the Company's reasonable request, with a sufficient quantity of Fund prospectuses, statements of additional information and any supplements to any of these materials, to be used in connection with the offerings and transactions contemplated by this Agreement. The Fund and/or the Distributor shall pay for the cost of typesetting, printing and distributing all Fund prospectuses, statements of additional information, Fund reports to shareholders and other Fund communications to Contract owners and prospective Contract owners. The cost for distributing such materials will be paid by the Fund and/or Distributor.

(c) The Distributor shall provide the company with a sufficient quantity of Fund proxy material that is required to be sent to Contract owners or participants. The cost associated with proxy preparation, group authorization letters, programming for tabulation and necessary materials (including postage) will be paid by the Fund and/or Distributor.

6.  Representations.

(a) The Company agrees that it and its agents shall not, without the written consent of the Distributor, make representations concerning the Fund, or its shares except those contained in the then current prospectuses, and statement of additional information and in current printed sales literature approved by or deemed approved by the Distributor in accordance with Section 9 (a) of this Agreement.

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(b)  The Distributor represents and warrants that (i) Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and shall remain registered under the 1940 Act for as long as the Fund shares are sold; (ii) the Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares; and (iii) the Fund shall register and qualify its shares for sales in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Distributor.

(c) The Distributor represents that each Fund (a) is currently qualified as a Regulated Investment Company under Subchapter M of the Code; (b) will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision); and (c) will notify the Company immediately upon having a reasonable basis for believing that such Fund has ceased to so qualify or might not so qualify in the future.

(d) To the extent that the Fund finances distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Distributor represents that its Board of Trustees or Directors, as applicable, including a majority of its Trustees/Directors who are not interested persons of the Fund, have formulated and approved a plan under Rule 12b-1 to finance distribution expenses.

(e) The Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Distributor further represents that it will sell and distribute the Fund shares in accordance in all material respects with all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

(f) The Distributor represents that each Fund is lawfully organized and validly existing under the laws of the State of Maryland or the Commonwealth of Massachusetts and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

(g) The Distributor represents and warrants that all Trustees/Directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

(h) The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar


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coverage in an amount not less than $5 million. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company represents that it lawfully organized and validly existing under the laws of the State of Connecticut.

(i) The Distributor represents and warrants that the Adviser is and intends to remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

(j) The Distributor represents and warrants that it has the authority to bind the Fund with regard to representations, warranties and commitments made under this Agreement.

(k) The foregoing representations and warranties shall be made, by the party hereto that makes the representation or warranty as of the date first written above and at the time of each purchase and each sale of the Fund's shares pursuant to this Agreement.

7.  Termination.

This agreement shall terminate as to the sale and issuance of new Contracts:

(a) at the option of either the Company, the Distributor or OFS, upon ninety days advance written notice to the other parties;

(b) at the option of the Company, upon one week advance written notice to the Distributor and OFS, if Fund shares are not available for any reason to meet the requirement of Contracts as determined by the Company (reasonable advance notice of election to terminate shall be furnished by Company);

(c) at the option of either the Company, the Distributor or OFS, immediately upon institution of formal proceedings against an Account, the Company, OFS or the Distributor by the National Association of Securities Dealers, Inc. (the "NASD"), the SEC or any other regulatory body;

(d) upon the determination of the Accounts to substitute for the Fund's shares the shares of another investment company in accordance with the terms of the applicable Contracts (the Company will give 60 days written notice to OFS and the Distributor of any decision to replace the Fund's shares);

(e) upon assignment of this Agreement, unless made with the written consent of all other parties hereto;

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(f)  if Fund shares are not registered, issued or sold in conformance with
     Federal law or such law precludes the use of Fund shares as an underlying investment medium for Contracts issued or to be issued by the Company (prompt notice shall be given by the appropriate party should such situation occur).

8.  Continuation of Agreement.

Except as provided in Sections 3(a) and 7(d), termination as the result of any cause listed in Section 7 shall not affect Distributor's obligation to furnish Fund shares to Contracts then in force for which its shares serve or may serve as the underlying medium (hereinafter referred to as "Existing Contracts") for so long after the termination of this Agreement as the Company desires pursuant to the terms and conditions of this Agreement unless such further sale of Fund shares is prohibited by law or the SEC or other regulatory body. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts unless such further sale of Fund Shares is proscribed by law, regulation or an applicable regulatory body. All of the provisions of this Agreement except for the fees paid under Section 4 shall remain in effect with respect to Existing Contracts. The parties understand that because Distributor and/or Fund will not pay fees on shares sold after termination under this Agreement, this Agreement will be limited to the use with the San Joaquin Deferred Compensation Plan.

9.  Advertising Materials; Filed Documents.

(a) Advertising and sales literature with respect to the Fund prepared by the Company or its agents for use in marketing its Contracts, other than any materials that merely reference the Funds' names, will be submitted to Distributor or its designee for review before such material is submitted to any regulatory body for review. No such material shall be used if the Distributor or its designee reasonably object to such use in writing, transmitted by facsimile within five business days after receipt of such material. Otherwise Distributor will be deemed to have approved such material.

(b) The Distributor will provide additional copies of the Fund's financials to the Company as soon as publicly available and at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements and all amendments or supplements to any of the above that relate to the Fund promptly after the filing of such document with the SEC or other regulatory authorities. At the Distributor's request, the Company will provide to the Distributor at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to the Account promptly after the filing of such document with the SEC or other regulatory authority.


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(c)  The Distributor will provide via Excel spreadsheet diskette format or in electronic transmission to the Company at least quarterly portfolio information necessary to update Fund profiles within fourteen (14) business days following the end of each quarter.

10.  Proxy Voting.

(a) The Company shall provide pass-through voting privileges on Fund shares held by registered separate accounts to all Contract owners to the extent the SEC continues to interpret the 1940 Act as requiring such privileges. The Company shall provide pass-through voting privileges on Fund shares held by unregistered separate accounts to all Contract owners and shall:

       A.  solicit voting instructions from Contract owners;

       B. vote the Fund shares held in the Separate Account in accordance with instructions received from Contract owners; and

       C. so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable annuity contract owners, vote Fund shares held in the Separate Account for which no timely instructions have been received, in the same proportion as Fund shares of such Portfolio for which instructions have been received from the Company's Contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account for its own account, to the extent permitted by law. Notwithstanding the foregoing, with respect to the Fund shares held by unregistered Separate Accounts that issue Contracts issued in connection with employee benefit plans subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, the Company shall vote such Fund shares allocated to such Contracts only in accordance with the Company's agreements with such Contract owners.

(b) The Company will distribute to Contract owners, as appropriate, all proxy material furnished by the Distributor and will vote Fund shares in accordance with instructions received from such Contract owners. If and to the extent required by law, the Company, with respect to each group Contract and in each Account, shall vote Fund shares for which no instructions have been received in the same proportion as shares for which such instructions have been received. The Company and its agents shall not oppose or interfere with the solicitation of proxies for Fund shares held for such Contract owners.

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11.  Indemnification.

(a) The Company agrees to indemnify and hold harmless OFS, the Funds and the Distributor, and their respective directors, officers, employees, agents and each person, if any, who controls OFS or the Distributor within the meaning of the Securities Act of 1933 (the "1933 Act") against any losses, claims, damages or liabilities to which the Distributor or OFS or any such director, officer, employee, agent, or controlling person of them may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectus or sales literature of the Company or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the prospectuses or sales literature of the Fund) of the Company or its agents, with respect to the sale and distribution of Contracts for which Fund shares are the underlying investment, (ii) any breach of the Company's representation contained in this Agreement, (iii) any action or omission to act of the Company or failure of the Company to comply with the terms of this Agreement as a result of the Company's bad faith, negligence or willful misconduct. The Company will reimburse any legal or other expenses reasonably incurred by the Distributor, the Fund or OFS or any such director, officer, employee, agent, investment adviser, or controlling person of them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or omission or alleged omission made in such Registration Statement or prospectus in conformity with written materials furnished to the Company by the Fund specifically for use therein or (ii) the willful misfeasance, bad faith, or negligence by OFS or the Distributor in the performance of its duties or OFS' or the Distributor's reckless disregard of obligations or duties under this Agreement or to the Company, whichever is applicable. This indemnity agreement will be in addition to any liability, which Company may otherwise have.

(b) The Distributor and OFS agree to indemnify and hold harmless the Company and its directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which the Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectuses or sales literature of the Fund or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any breach of the Distributor's or OFS's representations contained in this Agreement, or (iii) any action or omission to act by the Distributor or OFS for failure of the Distributor or OFS to comply with the terms of this Agreement as a result of either of their bad faith , negligence or willful misconduct. The Distributor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Distributor and OFS will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or omission or alleged omission made in such Registration Statement or prospectuses which are in conformity with written materials furnished to the Fund by the Company specifically for use therein or (ii) the willful misfeasance, bad faith, or negligence of the Company in the performance of its duties or its reckless disregard of its obligations or duties under this Agreement or to the Distributor or OFS, whichever is applicable.. This indemnity agreement will be in addition to any liability, which Distributor, OFS and Fund may otherwise have.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 11. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

12.  Miscellaneous.

(a) Amendment and Waiver. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

(b) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, or recognized overnight courier service to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

     To the Company:

            Hartford Life Insurance Company
            200 Hopmeadow Street
            Simsbury, Connecticut 06089
            Attention: Vice President, Investment Products Division

     with a copy to:

            Lynda Godkin, General Counsel
            Hartford Life Insurance Company
            200 Hopmeadow Street
            Simsbury, Connecticut 06089

     To OFS:

            OppenheimerFunds Services
            6803 South Tucson Way
            Englewood, Colorado 80112
            Attention: Mark Barry

     To the Distributor:

            OppenheimerFunds Distributor, Inc.
            Two World Trade Center, 34th Floor
            New York, New York 10048-0203

            Attention:    Andrew J. Donohue, Executive Vice
                          President and General Counsel

Any notice, demand or other communication given in a manner prescribed in this subsection (b) shall be deemed to have been delivered on receipt.

(c) Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(d) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

(e) Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(f) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

(g) Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of Connecticut.

(h) Non Exclusivity. It is understood by the parties that this Agreement is not an exclusive arrangement in any respect.

(i) Use of Name. Except as otherwise provided in this Agreement, the Company shall not use the Oppenheimer name or any trademark or service mark of Oppenheimer without the Distributor's prior written consent. In the event this Agreement is terminated, the Company shall not use Oppenheimer's name, trademark, service mark or any other inference that may be reasonably construed to imply a continuing relationship.

(j) Confidentiality. The terms of this Agreement and the Schedules thereto will be held confidential by each party except to the extent that either party or its counsel may deem it necessary to disclose such terms. Subject to law and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all other information reasonably identified as such in writing by any other party hereto, and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information without the express prior written consent of the affected party until such time as it may come into the public domain.

(k) Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, NASDR and state insurance regulators) and shall permit each other and such authorities (and the parties hereto) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California laws and regulations.

(l) Each party represents that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (b) the party has obtained, and during the term of this Agreement will maintain, all authorizations, licenses, qualifications or registrations required to be maintained in connection with the performance of its duties under this Agreement; and (c) the party will comply in all material respects with all applicable laws, rules and regulations.

13.  Acknowledgement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers effective as of the 20 day of September, 2000.

HARTFORD LIFE INSURANCE COMPANY

By:     /s/ Olga Zalevsky
        ------------------------------
Name:   Olga Zalevsky
Title:  Assistant Actuary

OPPENHEIMERFUNDS SERVICES

By:     /s/ Mark T. Barry
        ------------------------------
Name:   Mark T. Barry
Title:  Vice President

OPPENHEIMERFUNDS DISTRIBUTOR, INC.

By:     /s/ Andrew J. Donohue
        ------------------------------
Name:   Andrew J. Donohue
Title:  Executive Vice President and
        Director

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET

K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4

403 AND 457 MARKETS

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, UFC

                                   SCHEDULE B

                 (List of funds available -- See Section 1(b))

                       Oppenheimer Global Fund (Class A)

             Oppenheimer Main Street Growth & Income Fund (Class A)
                     Oppenheimer Enterprise Fund (Class A)
                  Oppenheimer Strategic Income Fund (Class A)

                                   SCHEDULE C

                              Fees to the Company

1.  Service Fee.

Administrative services to Contract owners shall be the responsibility of the Company solely and shall not be the responsibility of OFS, the Distributor or the Funds. The Distributor and OFS recognize the Company as the sole shareholder of Fund shares issued under this Participation Agreement, and that substantial savings may be derived in administrative expenses, such as significant reductions in postage expense and shareholder communications, by virtue of having a sole shareholder for each of the Accounts rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, OFS agrees to pay to the Company an annual fee of $12.00 per participant per Oppenheimer fund investment account, provided that such fee does not exceed 0.25% per Oppenheimer investment account on an annual basis. OFS agrees to pay such fee on a quarterly basis. The service fee is intended to compensate the Company for administrative services only and is not intended to constitute payment in any manner for investment advisory or distribution services. Within forty-five (45) days after the end of the year, Company will send a report to Distributor indicating the number of participants during the year and the amount, if any, Company was overpaid by Distributor. In the event of an overpayment, Distributor will deduct any overpaid amount from the next quarterly payment due. Each payment will be accompanied by a statement showing the calculation of the fee payable to Company for the quarter and such other supporting data as may be reasonably requested by Company.

OFS will make such payments to the Company within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the quarter and such other supporting data as may be mutually agreed upon by OFS and the Company.

Payment of the service fee shall be made only for those participant accounts that are actively funded (i.e., accounts holding at least one full share of an Oppenheimer fund). The payment of this fee shall not apply to loan repayment accounts or forfeiture accounts. The Company shall determine the participant account fee to be paid hereunder by taking the number of actively funded Oppenheimer fund accounts maintained on its recordkeeping system at the end of each month for the calendar quarter and dividing by three. The Company shall then determine whether such per participant account fee for each Oppenheimer fund omnibus investment account exceeds the 0.25% cap by dividing the per participant account fee for each Oppenheimer fund omnibus investment account for the quarter, as calculated above, by the assets in each such Oppenheimer fund omnibus investment account for the quarter, as calculated above. If the fee exceeds 0.0625% (0.25% on an annual basis), the Company shall only be paid 0.0625% of assets invested per Oppenheimer fund omnibus investment account for that quarter. The Company will provide OFS an invoice after the end of each quarter, identifying the broker-dealer of record and representative of record, if applicable, and outlining the number of subaccounts and/or assets subject to the aforementioned fees and OFS will make such payment to the Company within 30 business days of receipt of the invoice. Invoices submitted in excess of 60 days of the time period to which the invoice relates are subject to non-payment.

Such fee is subject to periodic review of services provided by the Company and cost savings to OFS and may be revised by OFS at any time upon notice to the Company.

The parties intend to have good faith discussions concerning the truing up of calculations at the end of the year to provide for an annual payment of 25 basis points.

2.  12b-1 Fees.

The prospectus of each Fund provides that the Distributor compensates dealers, brokers, banks and other financial institutions quarterly for providing personal service and maintenance of accounts of their customers that hold Fund shares. In accordance with the Funds' respective prospectus and pursuant to Rule 12b-1 under the Investment Company Act of 1940, the Distributor will make payments to the Company at an annual rate of 0.25% (0.0625% quarterly) of the average net assets invested in the Funds through the Contracts in each calendar quarter. Distributor will make such payments to the Company within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the quarter and such other supporting data as may be mutually agreed upon by the Distributor and the Company.

             FIRST AMENDMENT TO RETAIL FUND PARTICIPATION AGREEMENT
                                    Between
                       OPPENHEIMERFUNDS DISTRIBUTOR, INC.
                                      And
                        HARTFORD LIFE INSURANCE COMPANY

THIS AMENDMENT is made and entered into as of the 1st day of May, 2002 between HARTFORD LIFE INSURANCE COMPANY ("Company"), OPPENHEIMERFUNDS DISTRIBUTOR, INC. (the "Distributor") and OPPENHEIMERFUNDS SERVICES ("OFS"), a division of OppenheimerFunds, inc.

WHEREAS, the parties desire to amend the Agreement to allow for the addition of a certain Fund or Funds,

NOW, THEREFORE, the parties agree as follows:

1.  Schedules A and B shall be replaced by the attached Schedule A and Schedule
B.

2. This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY        OPPENHEIMERFUNDS DISTRIBUTOR, INC.

By:     /s/ Eric Wietsma                 By:     /s/ John P. Stoma
        -------------------------------          -------------------------------
Name:   Eric Wietsma                             John P. Stoma
Title:  Vice President                           Senior Vice President
Date:   May 21, 2002                             Director or Retirement Plans
                                         Date:   May 13, 2002

                                       OPPENHEIMERFUNDS SERVICES, a
                                       division of OppenheimerFunds, Inc.

                                         By:     /s/ Robert Agan
                                                 -------------------------------
                                                 Robert Agan
                                                 Vice President
                                         Date:   May 17, 2002

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET
K, Kl, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4

403 AND 457 MARKETS
DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, UFC, Eleven

                                   SCHEDULE B

                 (List of funds available -- See Section 1(a))

                       Oppenheimer Global Fund (Class A)
             Oppenheimer Main Street Growth & Income Fund (Class A)
                     Oppenheimer Enterprise Fund (Class A)
                  Oppenheimer Strategic Income Fund (Class A)
                Oppenheimer Capital Appreciation Fund (Class A)
              Oppenheimer Global Growth and Income Fund (Class A)
                Oppenheimer International Growth Fund (Class A)
                  Oppenheimer Quest Opportunity Fund (Class A)
                Oppenheimer Quest Balanced Value Fund (Class A)

           THIRD AMENDMENT TO THE RETAIL FUND PARTICIPATION AGREEMENT

                                    Between

                      OPPENHEIMERFUNDS DISTRIBUTOR, INC.,

                           OPPENHEIMERFUNDS SERVICES

                                      And

                        HARTFORD LIFE INSURANCE COMPANY

THIS AMENDMENT, dated as of the 30th day of September, 2004, between HARTFORD LIFE INSURANCE COMPANY ("Company"), OPPENHEIMERFUNDS DISTRIBUTOR, INC. (the "Distributor") and OPPENHEIMERFUNDS SERVICES ("OFS"), a division of Oppenheimer Funds, Inc., is made to the Retail Fund Participation Agreement dated September 20, 2000, as amended on May 1, 2002 and February 1, 2003 (the "Agreement").

WHEREAS, the parties desire to amend the Agreement to allow for the addition of a certain Fund or Funds; and

WHEREAS, defined terms in the Agreement shall have the same meaning in this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. All references to Class A shares shall also include Class N shares of the Oppenheimer Funds as identified in Schedule B at net asset value without a CDSC and without an upfront commission to the Broker-dealer at the time of purchase and the 12b- l fee will be payable quarterly to the Broker-dealer beginning in the first year pursuant to the terms of the prospectus.

2.  Schedule B shall be replaced by the attached Schedule B.

3. This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY          OPPENHEIMERFUNDS DISTRIBUTOR, INC.

By:    /s/ Jim Davey                     By:    /s/ John P. Stoma
       --------------------------------         --------------------------------
       Jim Davey                                John P. Stoma
       Vice President                           Senior Vice President,
                                                Director of Retirement Plans
Date:  9/30/2004                         Date:

OPPENHEIMERFUNDS SERVICES, a
division of OppenheimerFunds, Inc.

By:    /s/ Robert Agan
       -----------------------------------
       Robert Agan
       Senior Vice President
Date:

                                   SCHEDULE B

                 (List of funds available -- See Section 1(a))

Oppenheimer Global Fund (Class A and Class N)
Oppenheimer Main Street Growth & Income Fund (Class A and Class N) Oppenheimer Enterprise Fund (Class A and Class N)
Oppenheimer Strategic Income Fund (Class A and Class N)
Oppenheimer Capital Appreciation Fund (Class A and Class N)
Oppenheimer Global Growth and Income Fund (Class A and Class N)
Oppenheimer International Growth Fund (Class A and Class N)
Oppenheimer Quest Opportunity Fund (Class A and Class N)
Oppenheimer Quest Balanced Value Fund (Class A and Class N)
Oppenheimer Main Street Small Cap Fund (Class A and Class N)
Oppenheimer Equity Fund (Class A and Class N)
Oppenheimer International Bond Fund (Class A and Class N)
Oppenheimer Main Street Fund (Class A and Class N)
Oppenheimer Capital Income Fund (Class A and Class N)
Oppenheimer Developing Markets Fund (Class A and Class N)
Oppenheimer Small Cap Value Fund (Class A and Class N)

          FOURTH AMENDMENT TO THE RETAIL FUND PARTICIPATION AGREEMENT
                                    Between
                      OPPENHEIMERFUNDS DISTRIBUTOR, INC.,
                           OPPENHEIMERFUNDS SERVICES
                                      And
                        HARTFORD LIFE INSURANCE COMPANY

THIS AMENDMENT, dated as of the 1st day of November, 2004, between HARTFORD LIFE INSURANCE COMPANY ("Company"), OPPENHEIMERFUNDS DISTRIBUTOR, INC. (the "Distributor") and OPPENHEIMERFUNDS SERVICES ("OFS"), a division of OppenheimerFunds, Inc., is made to the Retail Fund Participation Agreement dated September 20, 2000, as amended on May 1, 2002, February 1, 2003, and September 30, 2004 (the "Agreement").

WHEREAS, the parties desire to amend the Agreement to allow for the addition of the Oppenheimer Gold & Special Minerals Fund; and

WHEREAS, defined terms in the Agreement shall have the same meaning in this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.  Schedule B shall be replaced by the attached Schedule B.

2. This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY         OPPENHEIMERFUNDS SERVICES, a
                                        division of OppenheimerFunds, Inc.

By:     /s/ Eric Wietsma                By:     /s/ Susan Cornwell
        ------------------------------          ------------------------------
        Eric Wietsma                            Susan Cornwell
        Vice President                          Vice President
Date:   4/5/05                          Date:   3/14/05

OPPENHEIMERFUNDS DISTRIBUTOR, INC.

By:     /s/ John P. Stoma
        ------------------------------
        John P. Stoma
        Senior Vice President,
        Director of Retirement Plans
Date:   3/21/05

                                   SCHEDULE B

(List of funds available -- See Section 1(a))

Oppenheimer Capital Appreciation Fund (Class A and Class N)

Oppenheimer Capital Income Fund (Class A and Class N)

Oppenheimer Developing Markets Fund (Class A and Class N)

Oppenheimer Enterprise Fund (Class A and Class N)

Oppenheimer Equity Fund (Class A and Class N)

Oppenheimer Global Fund (Class A and Class N)

Oppenheimer Global Growth and Income Fund (Class A and Class N)

Oppenheimer Gold & Special Minerals Fund (Class A and Class N)

Oppenheimer International Bond Fund (Class A and Class N)

Oppenheimer International Growth Fund (Class A and Class N)

Oppenheimer Main Street Fund (Class A and Class N)

Oppenheimer Main Street Growth & Income Fund (Class A and Class N)

Oppenheimer Main Street Small Cap Fund (Class A and Class N)

Oppenheimer Quest Balanced Value Fund (Class A and Class N)

Oppenheimer Quest Opportunity Fund (Class A and Class N)

Oppenheimer Small Cap Value Fund (Class A and Class N)

Oppenheimer Strategic Income Fund (Class A and Class N)

                             FIFTH AMENDMENT TO THE
               RETAIL FUND PARTICIPATION AGREEMENT ("AMENDMENT")

THIS AMENDMENT is effective as of the 22nd day of January, 2008, by and among OppenheimerFunds Services ("OFS"), a division of OppenheimerFunds, Inc., OppenheimerFunds Distributor, Inc. ("OFDI"), and Hartford Life Insurance Company ("Company") as parties to the Retail Fund Participation Agreement dated September 20, 2000, as amended (the "Agreement").

WHEREAS, OFDI is the distributor for certain investment companies listed on Schedule B of the Agreement (the "Funds") that are registered under the Investment Company Act of 1940, as amended;

WHEREAS, the Funds are underlying investments in certain Separate Accounts established and maintained by Company for investment by, among others, certain Contract owners and Company provides certain recordkeeping, reporting and processing services to certain Contract owners;

WHEREAS, OFS, OFDI and Company entered into the Agreement to provide for the purchase and redemption of Class A and Class N shares of the Funds on behalf of the Contract owners, in accordance with the terms of the Agreement;

WHEREAS, OFS and OFDI desire to include OppenheimerFunds, Inc. ("OFI") as an additional party to the Agreement, and Company desires to consent to the addition of OFI as an additional party to the Agreement;

WHEREAS, Company desires to amend the Agreement to reflect a revised list of Separate Accounts as set forth on Schedule A to the Agreement; and

WHEREAS, the parties to the Agreement desire to amend the Agreement to provide for the purchase and redemption of Class Y shares of the Funds under the Agreement.

NOW THEREFORE, pursuant to Section 12(a) of the Agreement, OFS, OFDI, and Company hereby amend the Agreement as follows:

1. OppenheimerFunds, Inc., a Colorado corporation ("OFI"), the corporate parent of OFDI and the corporation of which OFS is a division, is hereby made a party to the Agreement and all references to "each party" and "the parties" in the Agreement are hereby deemed to include OFI. Without limiting the foregoing, OFI may pay Company all or a portion of any fees payable to Company, except to the extent such payments arise from distribution payments made by a Fund to OFDI pursuant to a Rule 12b-1 plan.

2. Schedule A of the Agreement is hereby deleted and replaced with a revised Schedule A. Schedule B of the Agreement is hereby deleted and replaced with a revised Schedule B and a new Exhibit I to Schedule B, attached hereto. The parties agree that Schedule A. Schedule B and Exhibit I to Schedule B may be revised from time to time as necessary to reflect changes in the list of investment options made available under the Agreement.

3. This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

4. Any terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to the Retail Fund Participation Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

HARTFORD LIFE INSURANCE COMPANY

By:    /s/ Jamie Ohl
       -----------------------------------
Name:  Jamie Ohl
Title: Vice President

OPPENHEIMERFUNDS DISTRIBUTOR, INC.

By:    /s/ John P. Stoma
       ----------------------------------------
       John P. Stoma, Senior Vice President
       Director of Retirement Plans

OPPENHEIMERFUNDS, INC.

By:    /s/ Susan Cornwell
       -----------------------------------
       Susan Cornwell
       Senior Vice President

OPPENHEIMERFUNDS SERVICES, a division of OppenheimerFunds, Inc.

By:    /s/ Lisa Klassen
       -----------------------------------
       Lisa Klassen
       Vice President

                                   Schedule A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET

K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4, 401

403 AND 457 MARKETS

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC,
Separate Account Two, Separate Account Eleven,
Separate Account Fourteen

                                   Schedule B

                                December 7, 2007

              List of Oppenheimer Funds Eligible to Participate in
                      Retail Fund Participation Agreement

Oppenheimer Balanced Fund
Oppenheimer Baring China Fund
Oppenheimer Baring Japan Fund
Oppenheimer Capital Appreciation Fund
Oppenheimer Capital Income Fund
Oppenheimer Cash Reserves
Oppenheimer Champion Income Fund
Oppenheimer Commodity Strategy Total Return Fund
Oppenheimer Convertible Securities Fund
Oppenheimer Core Bond Fund
Oppenheimer Developing Markets Fund (1)
Oppenheimer Discovery Fund
Oppenheimer Dividend Growth Fund
Oppenheimer Emerging Growth Fund
Oppenheimer Equity Fund, Inc.
Oppenheimer Equity Income Fund, Inc.
Oppenheimer Global Fund
Oppenheimer Global Opportunities Fund
Oppenheimer Gold & Special Minerals Fund
Oppenheimer International Bond Fund
Oppenheimer International Diversified Fund
Oppenheimer International Growth Fund
Oppenheimer International Small Company Fund (1)
Oppenheimer International Value Fund
Oppenheimer LifeCycle Funds
Oppenheimer Limited-Term Government Fund
Oppenheimer Main Street Fund
Oppenheimer Main Street Opportunity Fund
Oppenheimer Main Street Small Cap Fund
Oppenheimer MidCap Fund
Oppenheimer Money Market Fund, Inc.
Oppenheimer Portfolio Series
Oppenheimer Quest Balanced Fund
Oppenheimer Quest International Value Fund, Inc.
Oppenheimer Quest Opportunity Value Fund

------------

(1) Fund closed effective March 1, 2006 to certain retirement plan investments; see Prospectus for details.

Oppenheimer Real Estate Fund
Oppenheimer Rising Dividends Fund, Inc.
Oppenheimer Select Value Fund
Oppenheimer Small- & Mid- Cap Value Fund (2)
Oppenheimer Strategic Income Fund
Oppenheimer Total Return Bond Fund
Oppenheimer U.S. Government Trust
Oppenheimer Value Fund

                            Exhibit 1 to Schedule B

        LIST OF APPROVED CLASSES OF SHARES OF FUNDS (THE "FUND SHARES")*
                              LISTED ON SCHEDULE B

Class A
Class N
Class Y

------------

* The purchase, exchange or redemption of a Fund's Class B and Class C shares are not permitted under this Agreement.

                       SIXTH AMENDMENT TO THE RETAIL FUND
                            PARTICIPATION AGREEMENT

THIS AMENDMENT ("AMENDMENT") dated this 25th day of Feb., 2011, amends that certain Retail Fund Participation Agreement dated September 20, 2000, as amended (the "Agreement"), is entered into by and among OppenheimerFunds, Inc., ("OFI") on behalf of itself and its division OppenheimerFunds Services ("OFS"), OppenheimerFunds Distributor, Inc. ("OFDI"), and Hartford Life Insurance Company ("Company").

WHEREAS, OFDI is the distributor for certain investment companies listed on Schedule B to the Agreement (the "Funds") that are registered under the Investment Company Act of 1940, as amended; and

WHEREAS, the Company issues certain group variable annuity contracts and group funding agreements (the "Contracts") in connection with retirement plans intended to meet the qualification requirements of Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the "Code"); and

WHEREAS, each Separate Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company to set aside and invest assets attributable to the Contracts; and

WHEREAS, the Company purchases shares of the Funds on behalf of each corresponding Separate Account to fund the Contracts; and

WHEREAS, the Funds are underlying investments in certain Separate Accounts established and maintained by Company for investment by, among others, certain Contract owners, and Company provides certain recordkeeping, reporting and processing services to certain Contract owners; and

WHEREAS, the parties previously entered into the Agreement to provide for the purchase and redemption of shares of the Funds on behalf of Contract owners, in accordance with the terms of the Agreement; and

WHEREAS, Hartford Securities Distribution Company, Inc. ("HSD") is a broker-dealer registered with the Securities and Exchange Commission under the Securities Act of 1934, a member of the Financial Industry Regulatory Authority, and an affiliate of the Company; and

WHEREAS, HSD is the principal underwriter of the Contracts; and

WHEREAS, the parties to the Agreement desire to amend the Agreement to revise the compensation payable under the Agreement as set forth on Schedule C to the Agreement; and

WHEREAS, the parties to the Agreement desire to further clarify that compensation paid by OFDI under this Agreement pursuant to Rule 12b-1 of the Investment Company Act of 1940, as amended, shall be paid to HSD.

NOW THEREFORE, pursuant to Section 12(a) of the Agreement, the parties to the Agreement hereby amend the Agreement as follows:

1. Effective as of the first day of the month in which the "Transition Date" occurs, SCHEDULE C of the Agreement is hereby deleted and replaced with the SCHEDULE C attached to this Amendment. The term "Transition Date" in the preceding sentence means "Transition Date" as defined in Section 1(n)(i) of the Retirement Plan Mutual Fund Program Agreement dated September 1, 2006, by and among OFDI, OHI (on its own behalf and on behalf of its division OFS), Hartford Securities Distribution Company, Inc., and Hartford Retirement Services, LLC, as amended.

2. This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

3. Any terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to the Retail Fund Participation Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

HARTFORD LIFE INSURANCE COMPANY          OPPENHEIMERFUNDS, INC. (ON
                                         BEHALF OF ITSELF AND ITS
                                         DIVISION OPPENHEIMER FUNDS
                                         SERVICES)

By:    /s/ Richard E. Cady               By:    /s/ Stacy Roode
       --------------------------------         --------------------------------
Name:  Richard E. Cady                   Name:  Stacy Roode
Title: Assistant Vice President          Title: Senior Vice President

                                         OPPENHEIMERFUNDS DISTRIBUTOR,
                                         INC.

                                         By:    /s/ Christina Loftus
                                                --------------------------------
                                         Name:  Christina Loftus
                                         Title: Senior Vice President

                                   SCHEDULE C
                              Fees to the Company

1.  Service Fee.

Administrative services to Contract owners shall be the responsibility of the Company solely and shall not be the responsibility of OFS, the Distributor or the Funds. The Distributor and OFS recognize the Company as the sole shareholder of Fund shares issued under this Participation Agreement, and that substantial savings may be derived in administrative expenses, such as significant reductions in postage expense and shareholder communications, by virtue of having a sole shareholder for each of the Accounts rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, OFS agrees to pay to the Company an annual fee of 25 basis points per Oppenheimer fund investment account (calculated on the average daily net assets in each account). OFS agrees to pay such fee on a quarterly basis. The service fee is intended to compensate the Company for administrative services only and is not intended to constitute payment in any manner for investment advisory or distribution services. Each payment will be accompanied by a statement showing the calculation of the fee payable to Company for the quarter and such other supporting data as may be reasonably requested by Company.

OFS will make such payments to the Company within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the quarter and such other supporting data as may be mutually agreed upon by OFS and the Company.

Payment of the service fee shall be made only for those participant accounts that are actively funded (i.e., accounts holding at least one full share of an Oppenheimer fund). The payment of this fee shall not apply to loan repayment accounts or forfeiture accounts. The Company will provide OFS an invoice after the end of each quarter, identifying the broker-dealer of record and representative of record, if applicable, and outlining the number of subaccounts and/or assets subject to the aforementioned fees and OFS will make such payment to the Company within 30 business days of receipt of the invoice. Invoices submitted in excess of 60 days of the time period to which the invoice relates are subject to non-payment.

Such fee is subject to periodic review of services provided by the Company and cost savings to OFS and may be revised by OFS at any time upon notice to the Company.

2.  12b-1 Fees.

OFDI may compensate dealers, brokers, banks and other financial institutions, under the terms set forth in each applicable Fund's Prospectus and distribution plan ("Rule 12b-1 plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Investment Company Act"), for providing personal service and maintenance of accounts of such entities' customers that hold Fund Shares. Such compensation is referred to herein as a "12b-1 service fee." The services to be provided in return for payment of a 12b-1 service fee include, among others:

       (a) answering customer inquiries about the Fund and providing other personal service;

       (b) assisting in establishing and maintaining accounts in the Fund;

       (c) making the Funds available and providing other services at the request of the Fund or OFDI.

Fees paid in accordance with each Fund's Rule 12b plan as described and identified in this Section of Schedule C will be made payable to HSD. The amount of the 12b-1 service fee, the calculation of the 12b-1 service fee and the payment of the 12b-1 service fee shall be consistent with the terms set forth in each applicable Fund's Prospectus, Statement of Additional Information and Rule 12b-1 plan. The payment of the 12b-1 service fee to HSD by or on behalf of a Fund is subject to the limitations set forth in the applicable Rule 12b-1 plan and in accordance with the separate dealer agreement between HSD and OFDI, and may be reduced, revised or terminated altogether at any time at the discretion of that Fund's board of trustees or directors, as the case may be.

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